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                                                                      EXHIBIT 4




NUMBER                                                                SHARES

               INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

                             THE CHROMALINE CORPORATION

                                 DULUTH, MINNESOTA

                                   COMMON SHARES

          THIS CERTIFIES THAT


          IS THE OWNER OF

          FULLY PAID AND NON-ASSESSABLE COMMON SHARES, OF THE PAR VALUE OF TEN CENTS EACH, OF THE CHROMALINE CORPORATION, transferable only on the books of the company by the shareholder hereof, in person or duly authorized ATTORNEY, UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.
          THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.
IN WITNESS WHEREOF, THE CHROMALINE CORPORATION, HAS CAUSED THIS CERTIFICATE TO BE SIGNED IN FACSIMILE BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED IN FACSIMILE.




          DATED


          SECRETARY                               PRESIDENT